Exhibit 99.2

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Combination of

Groupe Novasep and Dynamic Synthesis

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October 2004

Background to Combination

•                  Dynamic Synthesis is part of the Custom Synthesis segment of Rockwood and provides custom synthesis and manufacturing services to the life science industry

•                  Historically, custom chemical manufacturing for life sciences has been an attractive business with high margins and good growth

•                  While the last few years have been more difficult in the industry, demand indicators are improving and we expect well-positioned custom synthesis companies to do well

•                  To be successful, we believe players need to be:

•                  Technology-driven

•                  Primarily active in APIs and registered intermediates

•                  Seen as a reliable, innovative partner to a number of pharma companies

•                  Diversified across geographies, customers, products and technologies

•                  Rockwood identified Groupe Novasep as an attractive potential partner for its Dynamic Synthesis business and initiated merger discussions

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Overview of Groupe Novasep

•                  Consists of three related technology-driven businesses:

•                  Novasep (equipment, custom purification and custom synthesis)

•                  Leader in the application of chromatography (batch and MCC) for the purification of pharmaceutical APIs and intermediates

•                  Seripharm (custom synthesis)

•                  Produces key anti-cancer molecules (Paclitaxel, Docetaxel, 10-DAB) using Novasep’s proprietary chromatography technologies

•                  Applexion (equipment)

•                  Designs and supplies specialized large scale separation systems for organic/biochemical applications

•                  Combined 2003 revenues of EUR 58 million and EBITDA of EUR 13.5 million (French GAAP and pro forma for the April 2004 acquisition of Applexion)

•                  For further information on Groupe Novasep, please visit www.novasep.com

Attractions of Combination

•                  Novasep is the recognized leader in Multi Column Chromatography (“MCC”) technology for pharmaceutical applications

•                  Novasep has strong relationships with a large number of pharmaceutical companies and possesses an attractive project pipeline for MCC systems and contract manufacturing using MCC

•                  Dynamic Synthesis and Groupe Novasep will become the first choice for pharma companies looking for an outsourcing partner involving MCC

•                  Winning more MCC contracts increases the likelihood of winning additional chemical synthesis steps

•                  Groupe Novasep also has a growing business producing anti-cancer (cytotoxic) APIs and intermediates (Seripharm)

•                  Combination results in a strong technology-driven company in the consolidating custom synthesis industry

Transaction Summary

•                  Rockwood is acquiring approximately two thirds of Groupe Novasep (currently held by outside investors) for approximately EUR 50 million in cash

•                  Rockwood is also assuming approximately EUR 20 million of net debt of Groupe Novasep

•                  Groupe Novasep’s existing management are contributing their shares in Groupe Novasep to Rockwood in exchange for a stake in the combined business

•                  Rockwood will be the majority shareholder, and the management will hold a significant stake in the company

•                  Roger-Marc Nicoud, founder and CEO of Groupe Novasep, will assume the role of President and CEO of the combined company (to be named Groupe Novasep)

•                  The combined company will be headquartered in Pompey, France and will have revenues of approximately EUR 300 million ($375 million) and 1,500 employees